Exhibit 10.1

SECOND MODIFICATION

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND MODIFICATION TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Modification”) is entered into as of November 29, 2022 by and among STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (“Streamline”), STREAMLINE HEALTH, LLC, a Delaware limited liability company (f/k/a STREAMLINE HEALTH, INC., an Ohio corporation) (“Streamline Health”), STREAMLINE PAY & BENEFITS, LLC, a Delaware limited liability company (“Streamline Pay”), AVELEAD CONSULTING, LLC, a Georgia limited liability company (“Avelead Consulting”), STREAMLINE CONSULTING SOLUTIONS, LLC, a Delaware limited liability company (“Streamline Consulting” and, together with Streamline, Streamline Health, Streamline Pay, Avelead Consulting and any other Person who, from time to time, becomes a Borrower under the Loan Agreement (as defined below), collectively, the “Borrowers” and each individually, a “Borrower”) and WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”).

RECITALS

A. Bank and Borrower have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of August 26, 2021 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Borrower.

B. Borrower previously advised Bank that Borrower intended to convert Streamline Health, Inc. from an Ohio corporation to a Delaware limited liability company and accordingly change its name from “Streamline Health, Inc.” to “Streamline Health, LLC” and Bank and Borrower now wish to modify the Loan Agreement on the terms and conditions set forth herein to evidence such change.

C. Borrower is entering into this Modification with the understanding and agreement that, except as specifically provided herein, none of Bank’s rights or remedies as set forth in the Loan Agreement or any other Loan Document is being waived or modified by the terms of this Modification.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	MODIFICATIONS.

(a)	Additional Definitions. Section 1.1 of the Loan Agreement is amended to add the following new definitions in the appropriate alphabetical order:

“Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means a credit extension of up to Two Million Dollars ($2,000,000).

“Revolving Maturity Date” means August 26, 2026.

“Second Modification Closing Date” means November 29, 2022.

(b) Revolving Advances. Section 2.1(a) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(a) Revolving Advances.

(i) Availability. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

(ii) Procedures for Borrowing. Whenever Borrower desires an Advance, Borrower will notify Bank no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within 24 hours, (ii) by electronic mail, or (iii) by delivering to Bank a Revolving Advance Request Form in substantially the form of Exhibit C hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower’s deposit account.

(c) Interest Rate on Advances. Section 2.2(a) is deleted in its entirety and the following substituted therefor:

(a)	Interest Rates.

(i) Term Advance. Except as set forth in Section 2.2(b), the outstanding Term Advance shall bear interest on the outstanding Daily Balance thereof, at a floating rate to one and one half of one percent (1.50%) above the Prime Rate.

(ii) Advances. Except as set forth in Section 2.2(b), the outstanding Advances shall bear interest on the outstanding Daily Balance thereof, at a floating rate equal to one half of one percent (1.50%) above the Prime Rate.

(d) Facility Fee. Section 2.4(a) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(a) Facility Fee. (i) On the Closing Date, $100,000 in respect of the Term Advance, which shall be deemed fully earned as of the Closing Date and (ii) on the Second Modification Closing Date, $20,000 in respect of the Revolving Line, which will be deemed fully earned, due and payable on the Second Modification Closing Date;

(e) Fee in Lieu of Warrant. Section 2.4(c) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(c) Fee in Lieu of Warrant. (i) on the Closing Date, a cash fee in lieu of issuing the Warrant equal to $200,000, which shall fully earned as of the Closing Date and (ii) on the Second Modification Closing Date, a cash fee in lieu of issuing a Warrant equal to $50,000, which shall be fully earned as of the Second Modification Closing Date and each of which shall be due and payable on the earlier of (A) the Term Loan Maturity Date or (B) termination of this Agreement in accordance with the terms hereof.

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(f) Overadvances. Article 2 of the Loan Agreement is amended to add the following new Section 2.6 at the end thereof:

2.6 Overadvances. If at any time the aggregate amount of the outstanding Advances exceeds the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

(g) Conditions Precedent to All Credit Extensions. Section 3.2 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

3.2 Conditions Precedent to All Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Revolving Advance Request Form, as provided in Section 2.1;

(b) the absence of any circumstance or circumstances that could have a Material Adverse Effect; and

(c) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Revolving Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

(h) Collateral and Intellectual Property. Section 5.6 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

5.6 Collateral and Intellectual Property Collateral. Borrower is the sole owner or licensee of the Intellectual Property Collateral, except (i) as stated herein or in the Schedule (as updated in a Revolving Advance Request or a Compliance Certificate, in each case, most recently delivered to Bank), (ii) commercially available software using in the ordinary course of business and (iii) for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except as set forth in the Schedule (as updated in a Revolving Advance Request or a Compliance Certificate, in each case, most recently delivered to Bank), Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

(i) Name; Location of Chief Executive Office. Section 5.7 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

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5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule (as updated in a Revolving Advance Request or a Compliance Certificate, in each case, most recently delivered to Bank), Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrower’s Inventory and Equipment is located only at the location set forth in Section 10 hereof (as updated in a Revolving Advance Request or a Compliance Certificate, in each case, most recently delivered to Bank).

(j) Environmental Condition. Section 5.12 of the Loan Agreement is deleted in its entirety and the following substituted therefor:

5.12 Environmental Condition. Except as disclosed in the Schedule (as updated in a Revolving Advance Request or a Compliance Certificate, in each case, most recently delivered to Bank), none of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

(k) Minimum Cash. Section 6.9(a) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(a) Minimum Cash. Borrowers shall, at all times, maintain unrestricted cash of Borrowers at Bank in an amount not less than Two Million Dollars ($2,000,000).

(l) Maximum Debt to ARR Ratio. Section 6.9(b) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(b) Maximum Debt to ARR Ratio. Borrowers’ Maximum Debt to ARR Ratio, measured on a quarterly basis as of the last day of each fiscal quarter, shall not be greater than the amount set forth under the heading “Maximum Debt to ARR Ratio” as of, and for each of the dates appearing adjacent to such “Maximum Debt to ARR Ratio”.

Quarter Ending	Maximum Debt to ARR Ratio
October 31, 2022	0.80 to 1.00
January 31, 2023	0.70 to 1.00
April 30, 2023	0.65 to 1.00
July 31, 2023	0.60 to 1.00
October 31, 2023	0.55 to 1.00
January 30, 2024	0.50 to 1.00

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(m) Maximum Debt to Adjusted EBITDA Ratio. Section 6.9(c) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(c) Maximum Debt to Adjusted EBITDA Ratio. Commencing with the quarter ending April 30, 2024, Borrowers’ Maximum Debt to Adjusted EBITDA Ratio, measured on a quarterly basis as of the last day of each fiscal quarter for the trailing four (4) quarter period then ended, shall not be greater than the amount set forth under the heading “Maximum Debt to Adjusted EBITDA Ratio” as of, and for each of the dates appearing adjacent to such “Maximum Debt to Adjusted EBITDA Ratio”.

Quarter Ending	Maximum Debt to Adjusted EBITDA Ratio
April 30, 2024	3.50 to 1.00
July 31, 2024 and on the last day of each quarter thereafter	2.00 to 1.00

(n) Fixed Charge Coverage Ratio. Section 6.9(d) of the Loan Agreement is deleted in its entirety and the following substituted therefor:

(d) Fixed Charge Coverage Ratio. Commencing with the quarter ending April 30, 2024, Borrowers shall maintain a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00, measured on a quarterly basis as of the last day of each fiscal quarter for the trailing four (4) quarter period then ended.

(o) Compliance Certificate. Exhibit B to the Loan Agreement is deleted in its entirety and replaced with Exhibit B attached hereto.

(p) Revolving Advance Request Form. The Loan Agreement is amended to add the following new Exhibit C attached hereto.

2. NO DEFENSES OF BORROWER/GENERAL Release. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a “Releasing Party”) acknowledges that Bank would not enter into this Modification without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Modification, each Releasing Party releases Bank, and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby. Each Releasing Party acknowledges and agrees that they have been informed by their attorneys and advisors of, and are familiar with, and do hereby expressly waive, the provisions of Section 1542 of the California Civil Code, and any similar statute, code, law, or regulation of any state or the United States, to the full extent that they may waive such rights and benefits. Civil Code section 1542 provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Modification and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

3. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents, subject to the modifications set forth herein. Except as expressly modified pursuant to this Modification, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Modification in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to any subsequent modification agreements.

4. Effectiveness of this Modification. This Modification, and the waivers provided for herein, shall become effective upon the satisfaction, as determined by Bank, of the following conditions.

(a) Modification. Bank shall have received this Modification fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

(c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Modification shall have been delivered or executed or recorded, as required by Bank.

5. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Modification constitutes a “Loan Document” as defined and set forth in the Loan Agreement, and is subject to Sections 11 and 12 of the Loan Agreement, which are incorporated by reference herein.

6. Notice of Final Agreement. By signing this document each party represents and agrees that: (A) this written agreement represents the final agreement between the parties, (B) there are no unwritten oral agreements between the parties, and (C) this written agreement may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

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7. Counterparts; Facsimile Signatures. This Modification may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission shall be deemed to be an original signature hereto.

8. Consistent Changes. The Loan Documents are each hereby amended wherever and to the extent necessary to reflect the changes described above.

9. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

10. Integration. This Modification, together with the Loan Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

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BORROWER:

STREAMLINE HEALTH SOLUTIONS, INC.

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Senior Vice President, Chief Financial Officer and Secretary

STREAMLINE HEALTH, LLC (F/K/A STREAMLINE HEALTH, INC.)

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

STREAMLINE PAY & BENEFITS, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

AVELEAD CONSULTING, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

STREAMLINE CONSULTING SOLUTIONS, LLC

By:	/s/ Thomas J. Gibson
Name:	Thomas J. Gibson
Title:	Treasurer

[Signature page to First Modification to 2nd A&R LSA]

BANK:

WESTERN ALLIANCE BANK

By:	/s/ Blake Reid
Name:	Blake Reid
Title:	Senior Director

[Signature page to Second Modification to 2nd A&R LSA]

Exhibit b

Compliance Certificate

TO:	WESTERN ALLIANCE BANK, an Arizona corporation

FROM:	Streamline Health Solutions, Inc., a Delaware corporation and Streamline Health, Inc., an Ohio corporation, Streamline Pay & Benefits, LLC, a Delaware limited liability company, Avelead Consulting, LLC, Streamline Consulting Solutions, LLC

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No

Monthly financial statements and a Compliance Certificate	Monthly within 30 days	Yes	No

10K and 10Q	(as applicable)	Yes	No

Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year	Yes	No

A/R & A/P Agings, Borrowing Base Certificate, Deferred Revenue Schedule and Monthly Recurring Revenue Report	Monthly within 30 days	Yes	No

A/R Audit	Initial and Annual	Yes	No

Deposit balances with Bank	$ ___________________
Deposit balance outside Bank	$ ___________________

Financial Covenant	Required	Actual	Complies

Minimum Cash	$2,000,000	$_____	Yes	No

Maximum Debt to ARR Ratio	(a) October 31, 2022, 0.80 to 1.00, (b) January 31, 2023, 0.70 to 1.00, (c) April 30, 2023, 0.65 to 1.00, (d) July 31, 2023, 0.60 to 1.00, (e) October 31, 2023, 0.55 to 1.00 and (f) January 30, 2024, 0.50 to 1.00.	___ to 1.00	Yes	No

Maximum Debt to Adjusted EBITDA Ratio	(a) April 30, 2024, 3.50 to 1.00 and (b) July 31, 2022 and the last day of each quarter thereafter, 2.00 to 1.00	___ to 1.00	Yes	No
Fixed Charge Coverage Ratio	April 30, 2024 and the last date of each quarter thereafter, 1.20 to 1.00	___ to 1.00	Yes	No

Intellectual Property Updates

Attached as Exhibit A is a listing of listing of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, since the date of the last such Compliance Certificate delivered to Bank.

Updates to Schedules

Attached as Exhibit A are updated Schedules updating any information set forth in such Schedules since the date of the last such Compliance Certificate delivered to Bank.

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
Compliance Status Yes No

DATE

EXHIBIT A TO COMPLIANCE CERTIFICATE

Intellectual Property Updates; updates to Schedules

[See attached].

Exhibit B

REVOLVING ADVANCE REQUEST

(To be submitted no later than 3:00 PM to be considered for same day processing)

To:	Western Alliance Bank, an Arizona corporation

Date:

From:
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Borrower hereby requests funding in the amount of $ _______ in accordance with the Revolving Advance as defined in the Second Amended and Restated Loan and Security Agreement dated August 26, 2021.

All representations and warranties of Borrower stated in the Second Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Revolving Advance Request [and as updated in the attached supplement to the Schedules]; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Amended and Restated Loan and Security Agreement.